UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 16, 2022, AMC Entertainment Holdings, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 268,775,910 out of 516,820,595 eligible shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. For the non-routine matters of electing directors and approving executive compensation on an advisory basis, 144,963,266 shares were voted after excluding broker non-votes.

The matters submitted to stockholders at the Annual Meeting and the voting results were as follows:

Proposal 1: Election of Directors

Stockholders elected all Class II director nominees to hold office for terms expiring at the Company’s 2025 annual meeting of stockholders.

Nominee	For	Withheld	Broker Non- Votes
Mr. Adam M. Aron	124,069,422	20,893,844	123,812,644
Mr. Howard W. “Hawk” Koch	110,871,013	34,092,253	123,812,644
Ms. Kathleen M. Pawlus	118,479,416	26,483,850	123,812,644
Dr. Anthony J. Saich	91,482,075	53,481,191	123,812,644

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

For	Against	Abstain	Broker Non-Votes
235,771,614	18,515,087	14,489,210	0

Proposal 3: Non-Binding Advisory Vote on Executive Compensation

Stockholders failed to approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

For	Against	Abstain	Broker Non-Votes
52,148,743	86,896,550	5,917,972	123,812,644

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: June 17, 2022	By:	/s/ SEAN D. GOODMAN
Sean D. Goodman
Executive Vice President and
Chief Financial Officer

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